Exhibit 99.1

OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Proxy Committee of the board of directors of OceanFirst Financial Corp., or any of them, with full power of substitution in each, to act as proxy for the undersigned and to vote all shares of common stock of OceanFirst Financial Corp. which the undersigned is entitled to vote at the Special Meeting of Shareholders of OceanFirst Financial Corp. (the “Special Meeting”) to be held at [Place of Special Meeting] on [Date of Special Meeting] at [10:00 a.m.], local time, or any adjournment or postponement thereof, on the following matters:

1.	Approval and adoption of the Agreement and Plan of Merger, dated as of May 26, 2009, by and between OceanFirst Financial Corp. and Central Jersey Bancorp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Approval and adoption of a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger, dated as of May 26, 2009, by and between OceanFirst Financial Corp. and Central Jersey Bancorp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Transaction of such other business as may be properly presented at the Special Meeting and any adjournments or postponements of the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL NUMBERS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Please sign exactly as name appears below. If there are two or more owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2009
(Signature)

(Signature, if held jointly)

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY

PROMPTLY USING THE ENCLOSED ENVELOPE.